Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-21887





                           PROSPECTUS SUPPLEMENT NO. 1
                     (to prospectus dated February 6, 1998)


                                3,471,356 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock


     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated February 6, 1998 relating to the potential offer and sale from time to time of up to 3,471,356 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated February 6, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the following transactions:

     o the transfer by Ethel Road Associates, which is no longer a Selling Stockholder, of an aggregate of 29,511 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       7,295
               --------------------------------------------
               L.P. Family Group, L.L.C.       7,295
               --------------------------------------------
               H.L. Investors, L.L.C.          1,417
               --------------------------------------------
               Debbie Schneeman                334
               --------------------------------------------
               Susan Lebow                     334
               --------------------------------------------
               Francis Pomar                   8,338
               --------------------------------------------
               Frank Harvey                    2,501
               --------------------------------------------
               PeeGee, L.P.                    1,997
               --------------------------------------------


     o the transfer by Jayeff Associates Limited Partnership, which is no longer a Selling Stockholder, of an aggregate of 16,249 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       4,270
               --------------------------------------------
               L.P. Family Group, L.L.C.       3,564
               --------------------------------------------
               H.L. Investors, L.L.C.          71
               --------------------------------------------
               Debbie Schneeman                406
               --------------------------------------------
               Susan Lebow                     406
               --------------------------------------------
               R.E.A. Associates Limited       4,712
               Partnership
               --------------------------------------------
               PeeGee, L.P.                    2,820
               --------------------------------------------

     o the transfer by Montrose Kennedy Associates, which is no longer a Selling Stockholder, of an aggregate of 4,874 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       2,072
               --------------------------------------------
               L.P. Family Group, L.L.C.       2,071
               --------------------------------------------
               J.P. Trusts, L.L.C.             426
               --------------------------------------------
               H.L. Investors, L.L.C.          305
               --------------------------------------------


     o the transfer by R.C.P. Associates, which is no longer a Selling Stockholder, of an aggregate of 3,060 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       510
               --------------------------------------------
               L.P. Family Group, L.L.C.       510
               --------------------------------------------
               R.E.A. Associates Limited       2,040
               Partnership
               --------------------------------------------


     o the transfer by South Gold Company, which is no longer a Selling Stockholder, of an aggregate of 53,000 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       19,772
               --------------------------------------------
               L.P. Family Group, L.L.C.       21,462
               --------------------------------------------
               J.P. Trusts, L.L.C.             10,730
               --------------------------------------------
               Ernestine Burstyn               1,036
               --------------------------------------------


     o the transfer by South Broad Company, which is no longer a Selling Stockholder, of an aggregate of 72,421 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       28,968
               --------------------------------------------
               L.P. Family Group, L.L.C.       28,969
               --------------------------------------------
               J.P. Trusts, L.L.C.             14,484
               --------------------------------------------


     o the transfer by Suburban Roseland Associates Limited Partnership, which is no longer a Selling Stockholder, of an aggregate of 3,002 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       500
               --------------------------------------------
               L.P. Family Group, L.L.C.       500
               --------------------------------------------
               R.E.A. Associates Limited       2,002
               Partnership
               --------------------------------------------


     o the transfer by Van Brunt Associates Limited Partnership, which is no longer a Selling Stockholder, of an aggregate of 39,370 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       10,879
               --------------------------------------------
               L.P. Family Group, L.L.C.       10,877
               --------------------------------------------
               Roslyn Greenburg 1992 Trust     2,250
               --------------------------------------------
               Andrew Holder                   97
               --------------------------------------------
               Aaron Leifer                    4,801
               --------------------------------------------
               Henry J. Satsky                 2,401
               --------------------------------------------
               Jack Kindler                    1,440
               --------------------------------------------
               Joseph C. Kaltenbacher Credit   1,440
               Shelter Trust
               --------------------------------------------
               Lawrence Peters                 960
               --------------------------------------------
               Peter Polow                     480
               --------------------------------------------
               P&D Partners, L.P.              1,440
               --------------------------------------------
               Ruth Holder                     2,305
               --------------------------------------------


     o the transfer by The Worlds Fair 25 Associates, which is no longer a Selling Stockholder, of an aggregate of 13,677 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       5,813
               --------------------------------------------
               L.P. Family Group, L.L.C.       5,813
               --------------------------------------------
               J.P. Trusts, L.L.C.             1,196
               --------------------------------------------
               H.L. Investors, L.L.C.          855
               --------------------------------------------


     o the transfer by Worlds Fair III Associates, which is no longer a Selling Stockholder, of an aggregate of 14,094 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       2,636
               --------------------------------------------
               L.P. Family Group, L.L.C.       2,627
               --------------------------------------------

               J.P. Trusts, L.L.C.             1,382
               --------------------------------------------
               H.L. Investors, L.L.C.          461
               --------------------------------------------
               Martin Goodstein                922
               --------------------------------------------
               Mitchell Sussman                410
               --------------------------------------------
               Sarah Katz                      307
               --------------------------------------------
               Estate of Dorothy Sollar        307
               --------------------------------------------
               Barbara Lusen                   307
               --------------------------------------------
               Arthur Kligman                  307
               --------------------------------------------
               Henry J. Satsky                 307
               --------------------------------------------
               Magdalena G. Castleman          307
               --------------------------------------------
               Jerry Hymowitz                  307
               --------------------------------------------
               Sanders H. Acker                307
               --------------------------------------------
               The Arel Company                307
               --------------------------------------------
               Stanley and Florence            307
               Greenberg (joint tenants)
               --------------------------------------------
               Ruth Holder                     307
               --------------------------------------------
               Alvin and Helen Brown (joint    307
               tenants)
               --------------------------------------------
               Norma A. Schulze                307
               --------------------------------------------
               Abe and Constance Punia         307
               (joint tenants)
               --------------------------------------------
               Carol Feuerstein Kaufman        166
               --------------------------------------------
               Seymour D. Reich                154
               --------------------------------------------
               Spencer and Company             154
               --------------------------------------------
               Karen L. Hymowitz               154
               --------------------------------------------
               Kerry Acker                     154
               --------------------------------------------
               R.E.A. Associates Limited       154
               Partnership
               --------------------------------------------
               Rowena Finke                    154
               --------------------------------------------
               Peter Polow                     77
               --------------------------------------------
               Emil Billich                    77
               --------------------------------------------
               Victor Strauss                  77
               --------------------------------------------
               Richard Rapp                    23
               --------------------------------------------
               Nancy Gabel                     14
               --------------------------------------------


     o the transfer by Worlds Fair Associates, which is no longer a Selling Stockholder, of an aggregate of 6,134 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       2,480
               --------------------------------------------
               L.P. Family Group, L.L.C.       2,480
               --------------------------------------------
               J.P. Trusts, L.L.C.             791
               --------------------------------------------
               H.L. Investors, L.L.C.          383
               --------------------------------------------

     o the transfer by The Worlds Fair Office Associates, which is no longer a Selling Stockholder, of an aggregate of 3,343 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       1,421
               --------------------------------------------
               L.P. Family Group, L.L.C.       1,421
               --------------------------------------------
               J.P. Trusts, L.L.C.             292
               --------------------------------------------
               H.L. Investors, L.L.C.          209
               --------------------------------------------


     o the transfer by The Worlds Fair V Associates, which is no longer a Selling Stockholder, of an aggregate of 3,340 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------
               H.P. Family Group, L.L.C.       1,419
               --------------------------------------------
               L.P. Family Group, L.L.C.       1,420
               --------------------------------------------
               J.P. Trusts, L.L.C.             292
               --------------------------------------------
               H.L. Investors, L.L.C.          209
               --------------------------------------------


     o the transfer by Abe and Constance Punia (joint tenants) of 307 units to Abraham Punia.

     o the transfer by Fourbour Family Co. L.P. of 32,000 units to WSW 1998 Exchange Fund LP.

     o the transfer by LGR Investment Fund, which is no longer a Selling Stockholder, of 22,556 units to Reger Investment Fund Ltd.

                                            Number of shares and units owned              Number of shares
Name                                              before the offering                      offered hereby
----                                     --------------------------------------           ---------------

H.P. Family Group, L.L.C.                                103,734                       88,035 (4)(5)(6)(7)(8)
L.P. Family Group, L.L.C.                                102,249                       89,009 (4)(5)(6)(7)(8)
J.P. Trusts, L.L.C.                                      35,957                          29,593 (4)(5)(6)(7)
H.L. Investors, L.L.C.                                    4,000                            3,910 (4)(6)(7)
Martin Goodstein                                           922                                 922 (7)
Mitchell Sussman                                           410                                 410 (7)
Sarah Katz                                                 307                                 307 (7)
Estate of Dorothy Sollar                                   307                                 307 (7)
Barbara Lusen                                              307                                 307 (7)
Arthur Kligman                                             307                                 307 (7)
Henry J. Satsky                                           2,708                             2,708 (7)(8)

                                      -6-


Magdalena G. Castleman                                     307                                 307 (7)
Jerry Hymowitz                                             307                                 307 (7)
Sanders H. Acker                                           307                                 307 (7)
The Arel Company                                           307                                 307 (7)
Stanley and Florence Greenberg (joint                      307                                 307 (7)
tenants)
Ruth Holder                                               2,612                             2,612 (7)(8)
Alvin and Helen Brown (joint tenants)                      307                                 307 (7)
Norma A. Schulze                                           307                                 307 (7)
Abraham Punia                                              307                                 307 (7)
Carol Feuerstein Kaufman                                   166                                 166 (7)
Seymour D. Reich                                           154                                 154 (7)
Spencer and Company                                        154                                 154 (7)
Karen L. Hymowitz                                          154                                 154 (7)
Kerry Acker                                                154                                 154 (7)
R.E.A. Associates Limited Partnership                     8,908                             8,908 (4)(7)
Rowena Finke                                               154                                 154 (7)
Peter Polow                                                557                               557 (7)(8)
Emil Billich                                               77                                  77 (7)
Victor Strauss                                             77                                  77 (7)
Richard Rapp                                               23                                  23 (7)
Nancy Gabel                                                14                                  14 (7)
Roslyn Greenburg 1992 Trust                               2,250                               2,250 (8)
Andrew Holder                                              97                                  97 (8)
Aaron Leifer                                              4,801                               4,801 (8)
Jack Kindler                                              1,440                               1,440 (8)
Joseph C. Kaltenbacher Credit Shelter                     1,440                               1,440 (8)
Trust
Lawrence Peters                                            960                                 960 (8)
P&D Partners, L.P.                                        1,440                               1,440 (8)
Ernestine Burstyn                                         5,007                               1,036 (7)
Debbie Schneeman                                           740                                 740 (4)
Susan Lebow                                                740                                 740 (4)
Francis Pomar                                             8,338                               8,338 (4)
Frank Harvey                                              2,501                               2,501 (4)
PeeGee, L.P.                                              4,817                               4,817 (4)
Fourbur Family Co. L.P.                                  588,273                             588,273 (1)
WSW 1998 Exchange Fund LP.                               32,000                              32,000 (1)
Reger Investment Fund Ltd.                               22,556                              22,556 (19)


            The date of this prospectus supplement is June 15, 2001.